UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐            Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA ADVISORS, LLC

ANCORA ALTERNATIVES LLC

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP LLC

ANCORA HOLDINGS GROUP, LLC

ANCORA IMPACT FUND LP

ANCORA IMPACT FUND LP SERIES AA

ANCORA IMPACT FUND LP SERIES BB

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

INVERNESS HOLDINGS LLC

BETSY ATKINS

JAMES BARBER, JR.

WILLIAM CLYBURN, JR.

FREDERICK DISANTO

SAMEH FAHMY

JOHN KASICH

GILBERT LAMPHERE

ALLISON LANDRY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Ancora Alternatives LLC (“Ancora Alternatives”), together with the other participants named herein, have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of their slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern Corporation, a Virginia corporation (the “Company”). From time to time, Ancora Alternatives and the other participants named herein may refer shareholders of the Company to such materials reproduced herein, recent articles or other materials. The materials disclosed herein may be posted to the Ancora Alternatives campaign website at www.movenscforward.com (the “Website”).

Item 1: From time to time, Ancora Alternatives and the other participants named herein may refer shareholders of the Company to such materials reproduced below.

Exhibit 1:

Exhibit 2:

MOVE NSC FORWARD

CASE FOR CHANGE | PROPOSED DIRECTORS | PROPOSED MANAGEMENT | PLAN OVERVIEW | ENDORSEMENTS | RESOURCES & FILINGS | HOW TO VOTE

MOVE NSC FORWARD

Ancora and the participants in its solicitation believe Norfolk Southern's Board has failed to hold management accountable for sustained operational issues, safety lapses and share price underperformance.

The case for immediate changes in leadership, safety and strategy is clear.

VIEW OUR PRESENTATION

Item 2: On April 30, 2024, Ancora Alternatives issued the following communication to the Company’s shareholders.

Item 3: On April 30, 2024, Ancora Alternatives published the following press release.

ISS Recommends Shareholders Support Significant Change at Norfolk Southern by Voting the Blue Proxy Card “FOR” Five of Ancora’s Director Candidates

•	ISS Confirms Jim Barber is a “Capable Candidate with Experience and Skills that Should be Transferable to the Railroad Industry, Which Makes Him a Credible Director and CEO Candidate”

•	ISS Joins Glass Lewis in Recommending Shareholders “WITHHOLD” on Chair Amy Miles (~10-Year Tenure) and Several Other Incumbents

•	Report Follows a Separate Recommendation from Glass Lewis to Elect Six Ancora Nominees (Including Jim Barber) and “WITHHOLD” on Six Incumbents (Including CEO Alan Shaw)

•	Together, ISS and Glass Lewis Endorse Significant Shareholder-Driven Change by Supporting Ancora’s Director Candidates

•	Ancora Urges Shareholders to Support a Referendum by Electing its Full Slate, Which is the Only Way to Ensure Jim Barber and Jamie Boychuk Implement a PSR-Powered Scheduled Network

CLEVELAND--(BUSINESS WIRE)--Ohio-based Ancora Holdings Group, LLC (collectively with its affiliates, “Ancora” or “we”), which owns a large equity stake in Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern” or the “Company”), today announced that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy advisory firm, has recommended that Norfolk Southern shareholders support meaningful boardroom change by voting for five of its seven director candidates (the “Shareholder Slate”) at the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”) on May 9th. ISS recommends that shareholders elect William Clyburn, Jr., Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry to the Company’s Board of Directors (the “Board”). Previously, Glass Lewis recommended shareholders elect six of Ancora’s director candidates, including proposed CEO Jim Barber.

Notably, both ISS and Glass Lewis recommend AGAINST Norfolk Southern’s proposed executive compensation. ISS is concerned by the effect of excluding costs associated with the derailment in East Palestine on increased vesting of closing cycle PSUs, while Glass Lewis noted that “the adjustments related to East Palestine require scrutiny.” The implications of questionable compensation decisions were raised by Ancora early in its campaign. The combination of the Board’s defensive actions and unflinching loyalty to Mr. Shaw and his strategy amidst stakeholder pushback gives credence to ISS’ scrutiny of the incumbent directors’ alignment with shareholder interests.

Frederick D. DiSanto, Chairman and Chief Executive Officer of Ancora, and James Chadwick, President of Ancora Alternatives LLC, commented:

“The leading proxy advisory firms have collectively sent a clear message about the need for significant, shareholder-driven change at Norfolk Southern. On the heels of Glass Lewis recommending for six of our seven director candidates, including proposed CEO Jim Barber, we are pleased to see ISS conclude that it’s ‘justifiable for shareholders who have already lost faith in the current management team to support the entire dissident slate.’ Both proxy advisory firms accurately diagnosed that Norfolk Southern has been plagued by disappointing corporate governance, misaligned executive compensation, poor safety and an unproven operating strategy that hasn’t produced shareholder value. It is encouraging that incumbent leadership was not able to rely on its meritless attacks and scripted platitudes to avoid accountability. However, as long as long-term insiders like Alan Shaw and Ms. Miles are in key decision-making roles, we believe the institutional biases that have hindered Norfolk Southern will remain in place and stall value creation.

As we continue to tell shareholders, this contest should come down to a simple question:

Do you want Norfolk Southern to have leadership with the experience and judgment to properly implement Precision Scheduled Railroading (“PSR”), so the Company can finally achieve the service, safety and long-term value realized by every other publicly traded Class I rail?

If the answer to this question is ‘yes,’ we need to turn the page on this dark chapter and install all seven members of the Shareholder Slate. This is the only way to ensure Mr. Barber and Jamie Boychuk are appointed to executive leadership and start implementing a PSR-Powered Scheduled Network. In our view, they are best positioned to replicate the type of value creation shareholders enjoyed at once troubled railroads like Canadian Pacific and CSX.”

***

In its report, ISS made the following points regarding the need for change at Norfolk Southern:1

•	“It is important to establish from the outset that there is a clear case for change.”

•	“All in, the prevailing strategy has yet to translate into lasting operational improvements, and TSR has underperformed peers over every relevant measurement period.”

•	“Shareholders have also been provided with numerous reasons to believe that their best interests are not being prioritized by the board. These are serious problems, and they reflect underlying issues with oversight and accountability that will require substantial change to rectify.”

ISS made the following comments with respect to the incumbent Board and management’s decisions:2

•	“[T]he board has made compensation decisions that are challenging to justify, orchestrated an expensive hire as part of a defensive maneuver in this proxy contest, and established a pattern of insufficient disclosure on key matters.”

•	“[COO John Orr] was hired under concerning circumstances – at a substantial (and perhaps not fully understood) cost to the company – which is effectively an indictment of the board.”

•	"This is a clear sign of reactive, rather than proactive oversight […] there are concerns about the board's related messaging in this proxy contest, including the assertions it has made about its progress thus far and the comparative safety of its strategy relative to that of the dissident."

•	“As board chair, Amy Miles arguably bears the most responsibility for this state of affairs. She has a decade of tenure, and her leadership of the board has coincided with many of the concerning developments underpinning the dissident's case for change.”

•	“Replacing Miles, Thompson, and Scanlon with dissident nominees possessing deep expertise in railroad operations and safety (Sameh Fahmy, Gilbert Lamphere, and William Clyburn) would remove the majority of the cohort most responsible for the board's disconnect with shareholders, while infusing needed independence and a diversity of perspective on key strategy, operational, and regulatory matters.”

ISS also noted the following with regard to the Shareholder Slate’s proposed strategy and management team, stating:3

1 Permission to use quotations from ISS was neither sought nor obtained.

2 Permission to use quotations from ISS was neither sought nor obtained.

3 Permission to use quotations from ISS was neither sought nor obtained.

•	“In fact, the dissident has received public support from several different types of shareholders, including labor unions, as well as at least one large customer, which suggests that its arguments have broad appeal.”

•	“It is important to recognize that the dissident has also articulated a plan that appears logical (the underlying model has been implemented successfully at other Class I railroads), and has assembled a credible management team that features a COO with proven experience.”

•	“Although we are not supporting dissident nominee and CEO selection James Barber, he appears to be a capable candidate with experience and skills that should be transferable to the railroad industry, which makes him a credible director and CEO candidate.”

•	“It would therefore be justifiable for shareholders who have already lost faith in the current management team to support the entire dissident slate.”

About Ancora

Founded in 2003, Ancora Holdings Group, LLC offers integrated investment advisory, wealth management, retirement plan services and insurance solutions to individuals and institutions across the United States. The firm is a long-term supporter of union labor and has a history of working with union groups and public pension plans to deliver long-term value. Ancora’s comprehensive service offering is complemented by a dedicated team that has the breadth of expertise and operational structure of a global institution, with the responsiveness and flexibility of a boutique firm. For more information about Ancora, please visit https://ancora.net.

Advisors

Cadwalader, Wickersham & Taft LLP is serving as legal advisor, with Longacre Square Partners LLC serving as communications and strategy advisor and D.F. King & Co., Inc. serving as proxy solicitor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “intends,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements relate to future events or future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements or those of the industry to be materially different from those expressed or implied by any forward-looking statements. Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern”), has also identified additional risks relating to its business in its public filings with the Securities and Exchange Commission (the “SEC”). Ancora Alternatives LLC (“Ancora Alternatives”), and as applicable the other participants in the proxy solicitation, have based these forward-looking statements on current expectations, assumptions, estimates, beliefs, and projections. While Ancora Alternatives and the other participants, as applicable, believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the participants’ control. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Ancora Alternatives or any of the other participants described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Ancora Alternatives that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Ancora Alternatives nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Ancora Alternatives does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), Ancora Merlin Institutional, LP, (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Impact Fund LP Series AA (“Ancora Impact AA”) and Ancora Impact Fund LP Series BB (“Ancora Impact BB”) (each of which is a series fund within Ancora Impact Fund LP) (Ancora Catalyst Institutional, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst, Ancora Bellator, Ancora Impact AA and Ancora Impact BB, collectively, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), The Ancora Group LLC (“Ancora Group”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Alternatives, Ancora Holdings Group, LLC (“Ancora Holdings”) and Frederick DiSanto (collectively, the “Ancora Parties”); and Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry (the “Ancora Nominees” and, collectively with the Ancora Parties, the “Participants”).

Ancora Alternatives and the other Participants have filed a definitive proxy statement and accompanying BLUE proxy card (the “Definitive Proxy Statement”) with the SEC on March 26, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern.

IMPORTANT INFORMATION AND WHERE TO FIND IT

ANCORA ALTERNATIVES STRONGLY ADVISES ALL SHAREHOLDERS OF NORFOLK SOUTHERN TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY ANCORA ALTERNATIVES AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND AT ANCORA ALTERNATIVE’S WEBSITE AT WWW.MOVENSCFORWARD.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS. SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (SHAREHOLDERS CAN CALL TOLL-FREE: +1 (866) 227-7300).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Contacts

Longacre Square Partners

Greg Marose / Charlotte Kiaie, 646-386-0091

MoveNSCForward@longacresquare.com

D.F. King & Co., Inc.

Edward McCarthy

212-229-2634

MoveNSCForward@dfking.com